Exhibit 99.1

SIGMA DESIGNS, INC. REPORTS THIRD QUARTER

FISCAL YEAR 2018 FINANCIAL RESULTS

Fremont, CA – December 7, 2017 — Sigma Designs, Inc.® (NASDAQ: SIGM), a leading provider of intelligent system-on-chip (SoC) solutions for Connected Smart TV platforms and smart home Internet of Things (IoT), today reported financial results for its third quarter of fiscal year 2018, which ended October 28, 2017.

Third Quarter Fiscal 2018 Financial Results

Net revenue for the third quarter of fiscal 2018 was $33.9 million. This compares with net revenue of $39.5 million reported in the previous quarter, and net revenue of $62.7 million in the same period in fiscal 2017.

GAAP gross margin in the third quarter of fiscal 2018 was 50.5%. This compares with GAAP gross margin of 47.6% in the previous quarter, and GAAP gross margin of 49.4% for the same period in fiscal 2017.

Non-GAAP gross margin in the third quarter of fiscal 2018 was 54.7%. This compares with non-GAAP gross margin of 48.1% in the previous quarter, and non-GAAP gross margin of 51.0% for the same period in fiscal 2017.

GAAP operating expenses in the third quarter of fiscal 2018 were $36.0 million, which includes an impairment charge of $5.5 million. This compares with GAAP operating expenses of $29.8 million in the previous quarter, and GAAP operating expenses of $28.8 million for the same period in fiscal 2017.

Non-GAAP operating expenses in the third quarter of fiscal 2018 were $27.8 million. This compares with non-GAAP operating expenses of $26.1 million in the previous quarter, and non-GAAP operating expenses of $26.7 million for the same period in fiscal 2017.

GAAP operating loss in the third quarter of fiscal 2018 was ($18.9) million. This compares with a GAAP operating loss of ($11.0) million in the previous quarter, and GAAP operating income of $2.2 million for the same period in fiscal 2017.

Non-GAAP operating loss in the third quarter of fiscal 2018 was ($9.3) million. This compares with a non-GAAP operating loss of ($7.1) million in the previous quarter, and non-GAAP operating income of $5.3 million for the same period in fiscal 2017.

GAAP net loss in the third quarter of fiscal 2018 was ($19.1) million, or ($0.49) per share. This compares with a GAAP net loss of ($12.7) million, or ($0.33) per share, in the previous quarter, and GAAP net income of $0.2 million, or $0.01 per share, for the same period in fiscal 2017.

Non-GAAP net loss in the third quarter of fiscal 2018 was ($9.6) million, or ($0.25) per share. This compares with a non-GAAP net loss of ($8.8) million, or ($0.23) per share, in the previous quarter, and non-GAAP net income of $3.3 million, or $0.09 per diluted share, for the same period in fiscal 2017.

The reconciliation between the GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the GAAP financial tables below.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), Sigma also reports non-GAAP financial measures, as Sigma believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP.  Therefore, non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financials measures.  The Company presents non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Furthermore, non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures as those utilized by other companies; specifically, non-GAAP financial measures used by the Company may be calculated differently than other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by Sigma to similarly titled non-GAAP financial measures of other companies. Sigma intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Sigma’s non-GAAP financial measures exclude amortization of acquired intangibles, stock-based compensation, one-time legal and other professional fee expenses, net gain on the sale of and impairment of privately-held investments, impairment of purchased IP, mask sets used in production and one-time restructuring charges. The tax amounts included in Sigma’s non-GAAP results approximate its operating cash tax expense, similar to the liability reported on Sigma’s tax returns. In the GAAP to non-GAAP reconciliation at the end of this press release, we have disclosed the impact of these income tax adjustments in our calculation of our non-GAAP financial results.

Sigma believes that its non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate Sigma’s operating results in the same manner as the research analysts that follow Sigma’s progress, all of whom present non-GAAP projections in their published reports.

Sigma uses non-GAAP measures to evaluate and assess its performance and operating results on a consistent basis, and to measure and compare its performance with the financial projections published by analysts as well as its direct competitors in the industry, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial results. For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation. These variables include the volatility of its stock price and changing interest rates. Sigma believes that all of these excluded expenses in its non-GAAP financial measures may not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future. Sigma believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods.

Sigma Designs and Z-Wave are registered trademark of Sigma Designs, Inc. in the United States and other countries.

About Sigma Designs, Inc.

Sigma Designs, Inc.® (NASDAQ: SIGM) is a world leader in enabling smart home convergence. The company designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading Connected Smart TV platforms and Internet of Things (IoT) for smart home devices. For more information about Sigma Designs, please visit: www.sigmadesigns.com.

Investor Relations Contacts:

Jim Fanucchi

Darrow Associates, Inc.

(408) 404-5400

IR@sigmadesigns.com

Elias Nader, CFO, SVP and Corporate Secretary

Sigma Designs, Inc.

(510) 897-0077

IR@sigmadesigns.com

SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(GAAP)
(In thousands)

	October 28,	January 28,
	2017	2017
Assets

Current Assets:
Cash and cash equivalents	$69,219	$66,425
Short-term marketable securities	-	4,781
Restricted cash	325	303
Accounts receivable, net	19,628	35,860
Inventory	13,679	18,147
Prepaid expenses and other current assets	7,869	8,017
Total current assets	110,720	133,533

Software, equipment and leasehold improvements, net	18,135	18,523
Intangible assets, net	21,957	30,744
Goodwill	10,594	10,594
Deferred tax assets	741	625
Long-term investments	910	2,000
Other non-current assets	4,138	5,755

Total assets	$167,195	$201,774

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$14,478	$14,230
Accrued compensation and related benefits	10,020	8,127
Accrued liabilities	16,147	13,607
Total current liabilities	40,645	35,964

Other long-term liabilities	18,655	22,264
Total liabilities	59,300	58,228

Shareholders’ equity	107,895	143,546

Total liabilities and shareholders' equity	$167,195	$201,774

SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(GAAP)
(In thousands, except per share data)

	Three months ended			Nine months ended
	October 28, 2017	July 29, 2017	October 29, 2016	October 28, 2017	October 29, 2016

Net revenue	$33,862	$39,508	$62,729	$112,934	$177,820
Cost of revenue	16,746	20,688	31,734	58,374	93,242
Gross profit	17,116	18,820	30,995	54,560	84,578
Gross margin percent	50.5%	47.6%	49.4%	48.3%	47.6%

Operating expenses:
Research and development	17,218	17,993	18,264	53,380	56,255
Sales and marketing	7,012	5,113	5,984	17,498	17,646
General and administrative	5,744	4,945	4,578	15,899	14,536
Restructuring charges	563	1,723	-	2,529	-
Impairment of IP, mask sets and design tools	5,463	-	-	8,469	300
Total operating expenses	36,000	29,774	28,826	97,775	88,737

(Loss) income from operations	(18,884)	(10,954)	2,169	(43,215)	(4,159)
Interest and other income (expense), net	147	(758)	179	(1,076)	(157)

(Loss) income before income taxes	(18,737)	(11,712)	2,348	(44,291)	(4,316)
Provision for income taxes	347	965	2,127	2,329	5,283

Net (loss) income	$(19,084)	$(12,677)	$221	$(46,620)	$(9,599)

Net (loss) income per share:
Basic	$(0.49)	$(0.33)	$0.01	$(1.22)	$(0.26)
Diluted	$(0.49)	$(0.33)	$0.01	$(1.22)	$(0.26)
Shares used in computing net loss per share:
Basic	38,632	38,289	37,666	38,359	37,241
Diluted	38,632	38,289	38,001	38,359	37,241

SIGMA DESIGNS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET (LOSS) INCOME
(Unaudited)
(In thousands, except per share data)

	Three months ended			Nine months ended
	October 28,	July 29,	October 29,	October 28,	October 29,
	2017	2017	2016	2017	2016

GAAP Net Revenue	$33,862	$39,508	$62,729	$112,934	$177,820

Non-GAAP Net Revenue	$33,862	$39,508	$62,729	$112,934	$177,820

GAAP Cost of Revenue	$16,746	$20,688	$31,734	$58,374	$93,242
Items reconciling GAAP Cost of Revenue to Non-GAAP:
Stock based compensation expense	(56)	(54)	(61)	(167)	(239)
Amortization of acquired intangibles	(145)	(145)	(938)	(435)	(2,827)
Impairment of IP, mask sets and design tools	(1,200)	-	-	(1,200)	-
GAAP to Non-GAAP adjustments	(1,401)	(199)	(999)	(1,802)	(3,066)
Non-GAAP Cost of Revenue	$15,345	$20,489	$30,735	$56,572	$90,176

GAAP Gross Profit	$17,116	$18,820	$30,995	$54,560	$84,578
GAAP Gross Margin %	50.5%	47.6%	49.4%	48.3%	47.6%
Non-GAAP Gross Profit	$18,517	$19,019	$31,994	$56,362	$87,644
Non-GAAP Gross Margin %	54.7%	48.1%	51.0%	49.9%	49.3%

GAAP Operating Expenses	$36,000	$29,774	$28,826	$97,775	$88,737
Items reconciling GAAP Operating Expenses to Non-GAAP:
Stock based compensation expense	(1,188)	(1,180)	(1,432)	(3,840)	(4,897)
Amortization of acquired intangibles	(430)	(431)	(692)	(1,292)	(2,087)
Impairment of IP, mask sets and design tools	(5,463)	-	-	(8,469)	(300)
Legal and other professional expenses	(559)	(305)	-	(1,003)	(11)
Restructuring charges	(563)	(1,723)	-	(2,529)	-
GAAP to Non-GAAP adjustments	(8,203)	(3,639)	(2,124)	(17,133)	(7,295)
Non-GAAP Operating Expenses	$27,797	$26,135	$26,702	$80,642	$81,442

GAAP Other Income (Expense) and Tax	$(200)	$(1,723)	$(1,948)	$(3,405)	$(5,440)
Items reconciling GAAP Other Income (Expense) and Tax to Non-GAAP:
(Gain on sale) impairment of privately held instruments, net	(110)	-	1	(110)	885
GAAP to Non-GAAP adjustments	(110)	-	1	(110)	885
Non-GAAP Other Income (Expense) and Tax	$(310)	$(1,723)	$(1,947)	$(3,515)	$(4,555)

Non-GAAP Net (loss) income	$(9,590)	$(8,839)	$3,345	$(27,795)	$1,647

Non-GAAP Net (loss) income per share:
Basic	$(0.25)	$(0.23)	$0.09	$(0.72)	$0.04
Diluted	$(0.25)	$(0.23)	$0.09	$(0.72)	$0.04
Shares used in computing Non-GAAP net (loss) income per share:
Basic	38,632	38,289	37,666	38,359	37,241
Diluted	38,632	38,289	38,001	38,359	37,626